To the Holders of:
Structured Asset Trust Unit Repackagings (Saturns)
Goldman Sachs Capital I Capital Security Backed
Series 2004-4
Class A CUSIP NO. 80411Y209
Class B CUSIP NO. 80411YAA8
Distribution Date: February 15, 2012
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning Principal Principal Payment Ending Principal
Fixed Rate
Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total
Distribution
81,000,000.00 $ $0.00 81,000,000.00 $ 6.000% 30/360 2,430,000.00 $ $0.00 2,430,000.00 $
3,615,000.00 $ $0.00 3,615,000.00 $ 3.713% 30/360 134,225.00 $ $0.00 134,225.00 $
$2,000.00
$3,500.00
Underlying Security Goldman Sachs Group Inc. 6.345% Debentures Due Dec 01, 2045
15th of Feb/Aug or NBD
38143VAA7
$81,000,000.00
6.345%
$2,569,725.00
CUSIP Moody's S & P Moody's Date S & P Date
80411Y209 A2 A A3 10-Mar-10 BB+ 16-Dec-11
80411YAA8 A2 A A3 10-Mar-10 BB+ 16-Dec-11
Underlying Security A2 A A3 25-Feb-10 BB+ 29-Nov-11
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Additional Information
Trustee Fees
Expense Account Deposit
Payment Dates
Cusip
Current Principal Balance
Annual Coupon Rate (Fixed)
Interest Payment Received
Original Ratings Current Ratings